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                                                                   Exhibit 10.44

                               AMENDMENT NUMBER 1
                                       TO
                              EMPLOYMENT AGREEMENT

     This amendment Number 1 to that certain Employment Agreement dated April 14, 2000 (the "Agreement") by and between Per-Se Technologies, Inc., a Delaware corporation (the "Company"), and Chris E. Perkins, a resident of the State of Georgia (the "Executive"), is made and entered into as of the 7th day of February 2001.

                       Statement of Background Information

     The Agreement provides, among other things, for the employment of the Executive as Senior Vice President, Corporate Development of the Company.

     The Company and the Executive desire to amend the Agreement to reflect the promotion of the Executive to the office of Executive Vice President and Chief Financial Officer of the Company, increase the Executive's annual salary, provide for an additional stock option grant to the Executive, and make such other changes as the parties have agreed.

     Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                             Statement of Agreement

     In consideration of the mutual covenants, promises and conditions set forth herein and in the Agreement, the parties agree to amend the Agreement as follows:

     1. The first sentence of Section 2, "Duties of Executive," is hereby deleted in its entirety and the following sentence is substituted in lieu thereof:

          "Executive's title will be Executive Vice President and Chief Financial Officer of the Company. "

     2. Section 4(b), "Termination by Company Without Cause," is hereby amended by adding the phrase "health and welfare" to the third sentence thereof immediately after the phrase "In addition, the Company shall provide" and immediately before the phrase "benefit continuation to the extent that Executive remains eligible."

     3. Section 5(a), "Annual Salary," is hereby amended by deleting the phrase "Two Hundred Thirty Thousand Dollars ($230,000.00)" and substituting in lieu thereof the phrase "Two Hundred Fifty Thousand Dollars ($250,000.00)."
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     4. Section 5(c), "Stock Options," is hereby amended by adding the following sentence immediately after the first sentence thereof:

     "Effective as of the date of execution of Amendment Number 1 to this Agreement, or as soon as reasonably practicable thereafter and subject to the approval of the Compensation Committee of the Company's Board of Directors, the Company will grant to Executive, effective as of the date of such approval, options to purchase an additional One Hundred Thousand (100,000) shares of the Company's Common Stock pursuant to the terms and conditions of the Stock Option Plan. "

     5. Section 5(f), "Business Expenses," is hereby amended by adding the following sentence as the second sentence thereof:

     "In addition, Executive will be reimbursed for automobile expenses in accordance with the Company's policies in effect from time to time. "

     Except as specifically amended herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment Number 1 to the Agreement as of the day and year first above written.


PER-SE TECHNOLOGIES, INC.                            EXECUTIVE



By:/s/ Philip M. Pead                                /s/ Chris E. Perkins
   ______________________________                    ___________________________
   Philip M. Pead                                    Chris E. Perkins
   President and Chief Executive Officer